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Exhibit 1.0

PEOPLES COMMUNITY BANCORP, INC.

Up To 1,365,674 Common Shares

SALES AGENCY AGREEMENT

        , 2004

Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

        Peoples Community Bancorp, Inc., a Maryland corporation (the "Company"), hereby confirms its agreement with Keefe, Bruyette & Woods, Inc. (the "Agent") in connection with its intended sale of shares of common stock, $0.01 par value per share of the Company (the "Common Shares").

        Section 1.    The Offering.    The Company intends to issue up to an aggregate of 1,365,674 Common Shares (the "Shares") to the stockholders of the Company and the members of the general public as set forth below.

        The Company intends to distribute to its stockholders, at no charge, one subscription right for every two Common Shares that are owned on January    , 2004. Each basic subscription right will entitle a stockholder of the Company to purchase one of the Shares (the "Basic Subscription Offering"). The Company also plans to extend oversubscription privileges to its stockholders that exercise all their basic subscription rights with the opportunity to purchase those Shares that are not purchased by other stockholders through the exercise of their basic subscription privileges (the "Oversubscription Offering"; and together with the Basic Subscription Offering, the "Subscription Offering"). To the extent any Shares remain available subsequent to the Subscription Offering, the Company intends to offer the Shares to the members of the general public (the "Community Offering"; and together with the Subscription Offering, the "Offering").

        The Company has been advised by the Agent that the Agent will utilize its best efforts to assist the Company in sale of the Shares in the Offering. The Agent has no obligation to purchase any Shares.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (Registration No. 333-            ) and a related prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed, whether by incorporation by reference or otherwise, to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

        Section 2.  Retention of Agent; Compensation; Sale and Delivery of Shares.    Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Company with respect to the Company's sale of the Shares in the Offering.

        On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the company as to the matters set forth in the letter agreements dated                         , between the Company and the Agent. It is acknowledged by the Company that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with any or all applicable laws, regulations, decisions or orders.

        The obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Offering by the Company, but in no event later than      days after the completion of the Subscription Offering (the "End Date"), unless extended by agreement of the Company and the Agent. All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company and the Agent may agree to renew this Agreement under mutually acceptable terms.

        In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the actual accountable out-of-pocket expenses incurred by the Agent set forth in subsection 2(e) below.

        If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means specified in the Prospectus; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company and the Agent. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

        The Agent shall receive the following compensation for its services hereunder:

  (a)    A cash fee equal to one percent (1%) of any gross proceeds from the sale of Shares to the directors, executive officers and employees of the Company or any of its subsidiaries, to any benefit plan of the Company or any of its subsidiaries and to current stockholders of the Company;

  (b)    A cash fee equal to five percent (5%) of any gross proceeds from the sale of Shares to clients of the Agent who are not directors, executive officers, employees or current stockholders of the Company;

  (c)    A cash fee equal to three percent (3%) of any gross proceeds from the sale of Shares to persons who are not directors, executive officers, employees or current stockholders of the Company and who are not clients of the Agent; and

  (d)    Reimbursement for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile, couriers and fees and expenses of the Agent's legal counsel actually incurred by the Agent. The Company will bear the expenses of the Offering customarily borne by issuers, including, without limitation, regulatory filing fees, Commission, "Blue Sky," and National Association of Securities Dealers ("NASD") filing and registration fees; the fees of the Company's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses association with the Offering; the fees set forth under this Section 2; and fees for "Blue Sky" legal work. The Company will reimburse the Agent for such expenses incurred by the Agent on the Company's behalf.

        Full payment of the Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the Company to terminate or abandon the Offering.

        Section 3.  Prospectus; Offering.    The Shares are to be initially offered in the Offering at the purchase price set forth on the cover page of the Prospectus.

  Section 4.  Representations and Warranties.

        (a)   The Company represents and warrants to and agrees with the Agent as follows:

          (1)   the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock;" the outstanding shares of capital stock of the Company and Peoples Community Bank (the "Bank") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Bank are directly owned of record and beneficially by the Company; and, except as disclosed in the Prospectus, there are no outstanding (a) securities or obligations of the Company or the Bank convertible into or exchangeable for any capital stock of the Company or the Bank, (b) warrants, rights or options to subscribe for or purchase from the Company or the Bank any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or the Bank to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

          (2)   the Company has been duly organized and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

          (3)   the Company is registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933;

          (4)   the Bank has been duly organized and is validly existing as a federally-chartered stock savings bank with full power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus;

          (5)   the deposit accounts of the Bank are insured up to applicable limits by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation;

          (6)   the Company and the Bank are duly qualified to do business, and are in good standing, in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; and the Company and the Bank are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole;

          (7)   except as disclosed in the Prospectus, the Bank is not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Bank's capital stock, or from repaying to the Company any amounts that may from time to time become due under any loans or advances to the Bank from the Company, or from transferring the Bank's property or assets to the Company, other than as disclosed in the Prospectus;

          (8)   except as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other association;

          (9)   except as described in the Prospectus and except where such compliance would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole, the Company and the Bank are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

          (10) neither the Company nor the Bank is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation, charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby, will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under): (a) any provision of the articles of incorporation, charter or bylaws of the Company or the Bank, (b) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Bank is a party or by which either of them or their respective properties may be bound or affected, (c) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the

  Company or the Bank, or (d) any decree, judgment or order in respect of the Company, the Bank or their respective assets, except in the case of clauses (b), (c) and (d) for breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Bank;

          (11) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (12) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its sale and delivery of the Shares, other than (a) such as have been obtained, or will have been obtained at the Closing Date (as hereinafter defined), under the Securities Act, (b) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market and (c) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent;

          (13) each of the Company and the Bank has all necessary certificates, permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; neither the Company nor the Bank is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Bank the effect of which could be material and adverse to the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

          (14) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (15) the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Agent and furnished in writing by the Agent to the Company expressly for use in the Registration Statement or the Prospectus;

          (16) the Prospectus delivered to the Agent for use in connection with the Offering will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

          (17) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

          (18) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Bank or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole;

          (19) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; any unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Bank, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

          (20) Grant Thornton LLP ("Grant Thornton"), whose reports on the consolidated financial statements of the Company and the Bank are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act, the Securities Act

  Regulations, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Exchange Act Regulations");

          (21) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (a) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business, (b) any transaction, which is material to the Company and the Bank taken as a whole, contemplated or entered into by the Company or the Bank, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Bank, which is material to the Company and the Bank taken as a whole, or (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (22) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (23) there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights that have been waived with respect to the Offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus;

          (24) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, or under any agreement to which the Company or the Bank is a party or otherwise;

          (25) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (26) neither the Company nor any of its affiliates (a) is required to register as a "broker" or "dealer" in accordance with the provisions of the

  Exchange Act or the Exchange Act Regulations, or (b) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (27) the Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (28) any certificate signed by any officer of the Company or the Bank delivered to the Agent or to legal counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby;

          (29) the form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation, code of regulations, charter and/or and bylaws of the Company and the requirements of the Nasdaq National Market;

          (30) the Company and the Bank have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Bank; and any real property and buildings held under lease by the Company or the Bank are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Bank;

          (31) the descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

          (32) the Company and the Bank own or possess adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Bank to conduct their business as described in the Prospectus, and neither the Company, nor the Bank, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Bank;

          (33) the Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (34) each of the Company and the Bank has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities;

          (35) the Company has timely filed all reports, prospectuses, offering circulars, proxy statements, registration statements and all similar documents required to be filed pursuant to the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations ("Securities Documents"). The Securities Documents did not, as of the dates on which such reports were filed with the Commission, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

          (36) each of the Company and the Bank maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Bank against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

          (37) neither the Company nor the Bank has violated, or received notice of any violation with respect to, any applicable environmental, health, safety or similar law applicable to the business of the Company or the Bank, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank, taken as a whole;

          (38) neither the Company nor the Bank nor any officer or director purporting to act on behalf of the Company or the Bank has at any time, (a) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (b) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (c) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or the Bank sells or from which the Company or the Bank buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or the Bank, or (d) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Bank;

          (39) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or the Bank to or for the benefit of any of the officers or directors of the Company or the Bank or any of the members of the families of any of them;

          (40) neither the Company nor the Bank nor, to the knowledge of the Company, any employee or agent of the Company or the Bank, has made any payment of funds of the Company or of the Bank or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

          (41) all securities issued by the Company, the Bank or any trusts established by the Company or the Bank, have been issued and sold in compliance with (a) all applicable federal and state securities laws, (b) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (c) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market;

          (42) in connection with this Offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act. The Company has not distributed any Prospectus or other offering material in connection with the offer and sale of the Shares;

          (43) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

          (44) no relationship, direct or indirect, exists between or among the Company or the Bank on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

          (45) neither the Company nor the Bank is and, after giving effect to the Offering, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (46) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or the Bank which are likely to have, individually or in the aggregate, a material adverse effect on assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank, taken as a whole.

        (b)   The Agent represents and warrants to and agrees with the Company as follows:

          (1)   The Agent is a corporation validly existing and in good standing under the laws of the State of New York and licensed to conduct business in the State of New York with full power and authority to provide the services to be furnished to the Company;

          (2)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Section 9 hereof may, with respect to the Agent, be unenforceable as against public policy); and

          (3)   Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

Section 5.  Covenants of the Company.

The Company hereby agrees with the Agent:

        (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agent may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

        (b)   to prepare the Prospectus in a form approved by the Agent and file such Prospectus with the Commission pursuant to Rule 424(b) not later than the day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the day following the execution and delivery of this Agreement) to the Agent as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agent may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Agent will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

        (c)   to advise the Agent, and (if requested by the Agent) to confirm such advice in writing, on the same date the Registration Statement has become effective and on the same date any post-effective amendment thereto becomes effective under the Securities Act Regulations;

        (d)   to advise the Agent immediately, confirming such advice in writing, of (1) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Agent promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Agent shall reasonably object in writing;

        (e)   to furnish to the Agent for a period of three years from the date of this Agreement (1) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (2) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD, The Nasdaq Stock Market, or any securities exchange and (3) such other information as the Agent may reasonably request regarding the Company and the Bank;

        (f)    to advise the Agent promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Agent a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

        (g)   to furnish promptly to the Agent a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Agent may reasonably request;

        (h)   to furnish to the Agent, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

        (i)    to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

        (j)    to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

        (k)   to use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with Nasdaq all documents and notices required by Nasdaq of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by Nasdaq;

        (l)    to maintain, at its expense, a registrar and transfer agent for the Shares;

        (m)  to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Agent, from (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any Common Shares issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus;

        (n)   to refrain from and to use its best efforts to cause its officers, directors and affiliates to refrain from, (a) taking, directly or indirectly prior to termination of the transactions contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (b) selling, bidding for, purchasing or paying anyone any compensation for soliciting purchases of the

Shares or (c) paying or agreeing to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

        (o)   that the provisions of the Engagement Letter by and between the Company and the Agent, dated January     , 2004, relating to the payment of accrued expenses not yet paid and choice of law shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

        (p)   if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Agent the market price of the shares of common stock of the Company has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Agent advising the Company to the effect set forth above, to forthwith prepare, consult with the Agent concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Agent, responding to or commenting on such rumor, publication or event.

        Section 6.  Closing.    Subject to the terms and upon the conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at                         , at 10:00 a.m. (Eastern Standard Time) on a business day which is agreed upon by the parties hereto (the "Closing Date"). The Company shall deliver to the Agent in immediately available funds the fees and expenses due and owing under Section 2 of this Agreement, and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the Prospectus.

        Section 7.  Conditions of the Agent's Obligations.    The obligations of the Agent set forth in this Agreement are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing, the performance by the Company of its obligations hereunder in all material respects, and to the satisfaction of the following further conditions at the Closing:

        (a)   The Company shall furnish to the Agent at the Closing an opinion of Elias, Matz, Tiernan & Herrick LLP, counsel for the Company and the Bank, addressed to the Agent and dated the Closing Date and in form and substance reasonably satisfactory to Vorys, Sater, Seymour and Pease LLP, counsel for the Agent, stating that:

          (1)   the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock"; the outstanding common shares of the Company and the Bank have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the

  Bank are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (a) securities or obligations of the Company or the Bank convertible into or exchangeable for any capital stock of the Company or the Bank, (b) warrants, rights or options to subscribe for or purchase from the Company or the Bank any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or the Bank to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (2)   the Company and the Bank each has been duly organized and incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

          (3)   the Company is registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, and the Bank's deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation;

          (4)   the Company and the Bank are duly qualified to do business, and are in good standing, in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole, and the Company and the Bank are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole; except as disclosed in the Prospectus, the Bank is not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Bank's capital stock or from repaying to the Company, any amounts which may from time to time become due under any loans or advances to the Bank from the Company, or from transferring the Bank's property or assets to the Company; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other association;

          (5)   to such counsel's knowledge, the Company and the Bank are in compliance in all material respects with all applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates;

          (6)   to such counsel's knowledge, neither the Company nor the Bank is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default tinder), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or the Bank is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or the Bank, except such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole;

          (7)   the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or bylaws of the Company or the Bank, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known by such counsel and to which the Company or the Bank is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or the Bank or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or the Bank; or (B) to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or the Bank;

          (8)   this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

          (9)   no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent or any approval of the underwriting terms and arrangements by the NASD;

          (10) to such counsel's knowledge, each of the Company and the Bank has all necessary material certificates, permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus; to such counsel's knowledge neither the Company nor the Bank is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or the Bank;

          (11) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Agent will acquire the good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

          (12) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, or under any agreement known to such counsel to which the Company or the Bank is a party or, to such counsel's knowledge, otherwise;

          (13) there are no persons known to such counsel with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the

  Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement;

          (14) the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

          (15) the form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company and the requirements of the Nasdaq National Market;

          (16) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

          (17) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

          (18) the statements in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

          (19) to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or the Bank or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

          (20) there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents;

          (21) to such counsel's knowledge, the Company and the Bank own or possess adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Bank to conduct its business as described in the Prospectus, and neither the Company, nor the Bank, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Bank; and

          (22) to such counsel's knowledge, each of the Company and the Bank has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity which, if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively.

  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and representatives of the Agent, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subsections (14), (18), and (20) above), they have no reason to believe that the Registration Statement or the Prospectus, as of their respective effective or issue dates, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or the Prospectus).

(b)
The Agent shall have received from Grant Thornton letters dated, respectively, as of the date of this Agreement and the Closing, addressed to the Agent, in form and substance satisfactory to the Agent, relating to the financial statements, including any pro forma financial statements, of the

  Company and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(c)
No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Agent shall have objected in writing.

(d)
Prior to the Closing (1) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (2) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)
Between the time of execution of this Agreement and the Closing, (1) no material and unfavorable change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Bank taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (2) no transaction that is material and unfavorable to the Company shall have been entered into by the Company or the Bank.

(f)
The Shares shall have been approved for inclusion in the Nasdaq National Market.

(g)
The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h)
The Company will, at the Closing, deliver to the Agent a certificate of its Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer, to the effect that, to each of such officers' knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct and the conditions set forth in subsections (c), (d), (e) and (f) have been satisfied, in each case as of such date.

(i)
The Company shall have furnished to the Agent such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing the Agent may reasonably request.

(j)
The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing.

  Section 8.  Termination.

  (a)
  The obligations of the Agent hereunder shall be subject to termination in the absolute discretion of the Agent, at any time prior to the Closing, (1) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (2) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (c) if trading in any securities of the Company has been suspended by the Commission or by The Nasdaq Stock Market ("Nasdaq"), or if trading generally on the New York Stock Exchange or on Nasdaq has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (d) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Agent has a material adverse effect on the securities markets in the United States. If the Agent elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

  (b)
  This Agreement may be terminated by either the Company or the Agent at any time, with or without notice, upon no less than 30 days' prior written notice to that effect to the other party; provided, however, that if this Agreement is terminated by the Company and the Company, within one year from the date of termination, obtains investment financing from one or more entities that were introduced by the Agent to the Company as potential buyers of the Shares pursuant to this Agreement, then the Company shall promptly pay a cash fee in immediately available funds calculated in accordance with Section 2 of this Agreement.

  (c)
  This Agreement may be terminated at any time by the written consent of the Company and the Agent.

        Section 9.  Indemnity; Limitation of Liability and Contribution of by and of the Company and the Agent.

  (a)
  The Company agrees to indemnify the Agent and its affiliates, and its directors, officers, employees, agents and controlling persons (the Agent and such persons each being referred to hereinafter as an "Indemnified Party") from and against any and all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement. The Company agrees, further, to reimburse each Indemnified Party for all reasonable expenses, including reasonable fees, as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action or proceeding is initiated or brought by the Company.

  (b)
  The Company shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence. The Company also agrees that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence.

  (c)
  If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Agent, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and the Agent, as well as any other relevant equitable considerations; provided, however, in no event shall the Agent's aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by the Agent under this Agreement. For the purposes of this Agreement, the relative benefits to the Company and to the Agent of the engagement under this Agreement shall be deemed to be in the same proportion as (1) the total amount received by the Company from the sale of the Shares bears to (2) the fees paid or to be paid to the Agent under this Agreement.

  (d)
  Upon receipt by an Indemnified Party of actual notice of a claim or action against such Indemnified Party with respect to which indemnity may be sought under this Agreement, such Indemnified Party shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall have the right to, and if requested by the Agent shall, assume the defense of any such claim or action, including the employment of counsel, as the Company shall select. Any Indemnified Party shall have the right to employ separate counsel in any such claim or action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Company has failed promptly to assume the defense and employ counsel or (2) the named parties to any such claim or action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel in writing that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or action. The Company shall not be held for any settlement of any such claim or action effected without its prior written consent. In addition, the Company shall not, without the prior written consent of the Agent, settle any pending or threatened claim or action relating to or arising out of the Agent's engagement hereunder (whether or not any Indemnified Party is a party to such claim or action) unless such settlement includes an unconditional release of each Indemnified Party hereunder from all liabilities in connection with such claim or action. The foregoing rights to indemnity and contribution shall be in addition to any rights that the Agent or any other Indemnified Party may have at common law or otherwise and shall survive any termination of this Agreement.

  (e)
  In the event that the Agent or any other Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Agent, or any of their respective affiliates or any participant in the Offering in which the Agent or such other Indemnified Party is not named as a defendant, the Company agrees to reimburse the

    Agent or such other Indemnified Party for all reasonable out of pocket expenses (other than salaries) incurred by them in preparing and appearing as a witness.

        Section 10.  Survival.    The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 2, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agent, or any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Section 10 of this Agreement shall survive any termination of this Agreement. The Company and the Agent agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

        Section 11.  Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Agent, shall be sufficient in all respects:

  if to the Agent:

  Keefe, Bruyette & Woods, Inc.
  211 Bradenton Avenue
  Dublin, Ohio 43017
  Attention: Harold T. Hanley

  with a copy (not constituting notice) to:

  Vorys, Sater, Seymour and Pease LLP
  52 East Gay Street
  P.O. Box 1008
  Columbus, Ohio 43216-1008
  Attention: John C. Vorys

  and

  if to the Company:

  Peoples Community Bancorp, Inc.
  6100 West Chester Road
  West Chester, Ohio 45069
  Attention:

  with a copy (not constituting notice) to:

  Elias, Matz, Tiernan & Herrick L.L.P.
  734 15th Street, N.W.
  12th Floor
  Washington, D.C. 20005
  Attention: Kevin Houlihan

        Section 12.  Governing Law; Headings.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        Section 13.  Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Agent, the Company, and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association, limited liability company or corporation (including a purchaser, as such purchaser, from the Agent) shall acquire or have any right under or by virtue of this Agreement.

        Section 14.  Counterparts and Facsimile Signatures.    This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[signature page to follow]

        If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Agent.

Very truly yours,
PEOPLES COMMUNITY BANCORP, INC.
By:

By:

Title:

Accepted and agreed to as
of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
By:

Title:

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PEOPLES COMMUNITY BANCORP, INC. Up To 1,365,674 Common Shares
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